Bread Financial Third quarter 2024 results © 2 0 2 2 B r e a d F i n a n c i a l | C o n f i d e n t i a l & P r o p r i e t a r y 1 October 24, 2024 Exhibit 99.2

2©2024 Bread Financial Demonstrated financial resilience and opportunistic capital allocation • Net income of $2 million and Earnings per diluted share of $0.05 ◦ Adjusted net income(1) of $93 million and adjusted diluted EPS(1) of $1.83 exclude the $91 million post-tax impact from the premium paid on our repurchased convertible notes • Tangible book value per common share(1) of $47.48 increased 12% year-over-year • Common equity tier 1 (CET1) capital ratio of 13.3% increased 40 bps year-over-year • Direct-to-consumer deposits of $7.5 billion as of the third quarter of 2024 increased 23% year-over-year, and now represent 41% of our average total funding • Repurchased $262 million in principal amount of our convertible notes • Completed the portfolio acquisition and launched dual credit card program for Saks Fifth Avenue Proactive risk management with gradual economic improvement • Consumer spending moderated, focused on non-discretionary purchases as macroeconomic pressures persist; starting to see signs of stabilization in credit sales and expect a gradual economic improvement • Ongoing implementation of mitigation plans to limit the financial impact of the CFPB late fee rule with various pricing changes in-market, including increased APRs and statement fees Key highlights Third quarter 2024 (1) Adjusted net income, Adjusted diluted EPS, and Tangible book value per common share are Non-GAAP financial measures. See “Non-GAAP Financial Measures” and "Reconciliation of GAAP to Non-GAAP Financial Measures".

Capital allocation

Improve capital metrics

CET1 ratio increased 270 bps over the last three years

Reduce debt levels

103% double leverage ratio, achieving <115% target

Drive shareholder value

~$16 increase in TBVPS over the last three years

Common equity tier 1 capital ratio[1]



+270 bps
10.6%
11.5%
12.9%
13.3%
3Q21
3Q22
3Q23
3Q24

Parent level debt outstanding
($ in billions)



$1.4
$1.4
$1.4
$0.6
$1.1
$0.3
-62%
$1.1
3Q21
3Q22
3Q23
3Q24
Term loan & revolver
Senior & convertible notes

Tangible book value per common share (TBVPS)[2]



+15% CAGR
$31.18
$34.30
$42.45
$47.48
3Q21
3Q22
3Q23
3Q24

(1) Common equity tier 1 capital ratio represents tier 1 capital divided by total risk-weighted assets. In the calculation of tier 1 capital, we follow the Basel III Standardized Approach and therefore Total stockholders' equity has been reduced, primarily by Goodwill and intangible assets, net.

(2) Tangible book value per common share represents Tangible common equity (TCE) divided by shares outstanding and is a Non-GAAP financial measure. See "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures".

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©2024 Bread Financial

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4©2024 Bread Financial Diversified product and partner mix Product diversification 59% 43% 35% 52% 4% 4% 2% 1% Private label Co-brand Proprietary Bread Pay 3Q24 3Q24 Credit salesEnd-of-period loans Partner diversification 24% 24% 22% 19% 16% 32% 13% 7%6% 3%5% 4%4% 4%4% 5%6% 2% Specialty apparel Health and beauty Travel and entertainment Jewelry Home Technology and electronics Proprietary card Sporting goods Other 3Q24 3Q24 Credit salesEnd-of-period loans

5©2024 Bread Financial Focus areas Responsible growth Scale and diversify product offerings to align with the changing macroeconomic landscape, while optimizing brand partner growth and revenue opportunities Manage macroeconomic and regulatory environment Proactively execute strategies to mitigate business impacts resulting from government regulation and macroeconomic challenges Operational excellence Accelerate continuous improvement gains to drive technology advancements, improved customer satisfaction, control enhancements, enterprise-wide efficiency, and value creation Accelerate digital and technology capabilities Drive our digital-first strategy to enhance product offerings, increase customer self-servicing, and improve the overall customer experience

Third quarter 2024 financial highlights

Continuing operations[1]

Revenue
$1 billion

Net income	Adj. net income[2]
$3 million	$94 million

Diluted EPS	Adj. diluted EPS[2]
$0.06	$1.84

Year-over-year comparisons

- Credit sales of $6.5 billion decreased 3%, reflecting moderated consumer spending and ongoing strategic credit tightening, partially offset by new partner growth.
- Average loans of $17.8 billion increased 1%, benefiting from new partner growth and stabilizing consumer spending.
- Revenue decreased $48 million, or 5%, primarily due to lower late fees and reduced merchant discount fees.
- Adjusted non-GAAP total non-interest expenses[2] decreased 5%, excluding the $96 million pre-tax impact from our repurchased convertible notes. The decline was driven by a reduction in card and processing expenses.
- Adjusted non-GAAP income from continuing operations[2] of $94 million decreased $79 million, excluding the $91 million impact from our repurchased convertible notes. The decline was driven by a higher provision for credit losses and lower net interest income.
- The delinquency rate of 6.4% increased from 6.3% in the third quarter of 2023.
- The net loss rate of 7.8% increased from 6.9% in the third quarter of 2023.

3Q24 impact from repurchased Convertible Notes

($ in millions, except per share amounts)	Total expenses	Income from cont. ops.	Diluted EPS from cont. ops.
GAAP-basis	$ 574	$ 3	$ 0.06
Impact from repurchased Convertible Notes	96	91	1.78
Adjusted GAAP-basis[2]	**$ 478**	**$ 94**	**$ 1.84**

(1) Continuing operations excludes amounts associated with our former LoyaltyOne segment and our former Epsilon segment which previously have been disclosed as discontinued operations and classified accordingly. As well, beginning in 2024, we revised the calculation of average balances to more closely align with industry practice by incorporating an average daily balance. Prior to 2024, average balances represent the average balance at the beginning and end of each month, averaged over the periods indicated.

(2) Adjusted GAAP-basis figures are Non-GAAP financial measures. See "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures".

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©2024 Bread Financial
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Summary P&L results

Continuing operations

($ in millions)	3Q24	3Q23	$ change	% change	YTD '24	YTD '23	$ change	% change
Total interest income	$ 1,277	$ 1,301	$ (24)	(2)	$ 3,806	$ 3,832	$ (26)	(1)
Total interest expense	240	219	21	9	729	641	88	14
Net interest income	**1,037**	**1,082**	**(45)**	**(4)**	**3,077**	**3,191**	**(114)**	**(4)**
Total non-interest income	(54)	(51)	(3)	7	(164)	82	(246)	(301)
Revenue	**983**	**1,031**	**(48)**	**(5)**	**2,913**	**3,273**	**(360)**	**(11)**
Net principal losses	347	304	43	14	1,122	998	124	12
Reserve build (release)	22	—	22	nm	(142)	(251)	109	(43)
Provision for credit losses	369	304	65	21	980	747	233	31
Total non-interest expenses	574	502	72	14	1,525	1,576	(51)	(3)
Income before income taxes	**40**	**225**	**(185)**	**(82)**	**408**	**950**	**(542)**	**(57)**
Provision for income taxes	37	52	(15)	(29)	136	257	(121)	(47)
Net income	**$ 3**	**$ 173**	**$ (170)**	**(98)**	**$ 272**	**$ 693**	**$ (421)**	**(61)**
Pretax pre-provision earnings (PPNR)*	**$ 409**	**$ 529**	**$ (120)**	**(23)**	**$ 1,388**	**$ 1,697**	**$ (309)**	**(18)**
Less: Gain on portfolio sale	(4)	—	(4)	nm	(9)	(230)	221	(96)
Add: Impact from repurchased Convertible Notes	96	—	96	nm	96	—	96	nm
PPNR excluding gain on portfolio sale and impact from repurchased Convertible Notes*	$ 501	$ 529	$ (28)	(5)	$ 1,475	$ 1,467	$ 8	1

PPNR excluding gain on portfolio sale and impact from repurchased Convertible Notes*

($ in millions)



$529
$501
-5%
3Q23
3Q24
$1,467
$1,475
+1%
YTD '23
YTD '24

PPNR and PPNR excluding gain on portfolio sale and impact from repurchased Convertible Notes are Non-GAAP financial measures. See "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures".

nm – Not meaningful, denoting a variance of 1,000 percent or more.

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©2024 Bread Financial
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8©2024 Bread Financial $18.8 $20.3 $19.9 $17.8 $17.5 $18.1 $18.5 $17.9 $17.6 Direct-to-consumer deposits Wholesale deposits Secured borrowings Unsecured borrowings 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 $21.8 $23.6 $23.5 $21.3 $21.0 $21.9 $22.7 $22.1 $22.0 Credit card and other loans Cash and investment securities 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 Av er ag e in te re st -b ea rin g lia bi lit ie s ($ in b ill io ns ) Av er ag e in te re st -e ar ni ng a ss et s ($ in b ill io ns ) Interest-earning asset yields and mix 27.2% 26.0% 26.6% 26.1% 28.6% 27.7% 27.0% 26.4% 27.4% 22.3% 22.4% 22.7% 22.5% 24.8% 23.9% 23.1% 22.4% 23.1% 19.9% 19.1% 19.0% 18.7% 20.6% 19.6% 18.7% 18.0% 18.8% Loan yield Avg. earning asset yield Net interest margin Interest-bearing liability costs and funding mix 2.8% 3.9% 4.4% 4.6% 5.0% 5.2% 5.4% 5.4% 5.4% 2.2% 3.1% 3.5% 3.9% 4.3% 4.6% 4.6% 4.7% 4.7% Cost of total interest-bearing liabilities Cost of deposits Net interest margin 81% 84% 83% 83% 83% 83% 82% 81% 81% 19% 16% 17% 17% 17% 17% 18% 19% 19% 26% 25% 23% 16% 17% 18% 20% 19% 20% 10% 10% 9% 10% 8% 8% 7% 7% 7% 27% 26% 28% 33% 35% 35% 36% 40% 41% 37% 39% 40% 41% 40% 39% 37% 34% 32% Note: Beginning in 2024, we revised the calculation of average balances to more closely align with industry practice by incorporating an average daily balance. Prior to 2024, average balances represent the average balance at the beginning and end of each month, averaged over the periods indicated.

Credit quality and allowance

Delinquency rates



5-year peak rate: 6.5%
5.7%
5.5%
5.7%
5.5%
6.3%
6.5%
6.2%
6.0%
6.4%
5-year avg rate: ~5.1%
5-year low rate: 3.3%
3Q22
4Q22
1Q23
2Q23
3Q23
4Q23
1Q24
2Q24
3Q24

Net loss rates



5-year peak rate: 8.6%
5.0%
6.3%
7.0%
8.0%
6.9%
8.0%
8.5%
8.6%
7.8%
5-year avg rate: ~6.4%
5-year low rate: 3.9%
3Q22
4Q22
1Q23
2Q23
3Q23
4Q23
1Q24
2Q24
3Q24

Reserve rates and loss absorption capacity

($ in millions)



20.9%
18.4%
23.0%
23.2%
24.0%
23.2%
24.9%
25.9%
25.4%
$2,073
$2,464
$2,223
$2,208
$2,207
$2,328
$2,255
$2,164
$2,190
11.4%
11.5%
12.3%
12.3%
12.3%
12.0%
12.4%
12.2%
12.2%
3Q22
4Q22
1Q23
2Q23
3Q23
4Q23
1Q24
2Q24
3Q24
ACL balance
Reserve rate(1)
TCE + credit reserve rate(2)

Revolving credit risk distribution

(Vantage score)



13% 27% 60%
12% 26% 62%
15% 27% 58%
14% 27% 59%
16% 27% 57%
16% 27% 57%
17% 27% 56%
15% 27% 58%
16% 27% 57%
3Q22
4Q22
1Q23
2Q23
3Q23
4Q23
1Q24
2Q24
3Q24
Greater than 660
601-660
600 or below

(1) Calculated as the percentage of the Allowance for credit losses to end-of-period Credit card and other loans.

(2) Calculated as the sum of TCE and Allowance for credit losses divided by End-of-period credit card and other loans. TCE is a Non-GAAP financial measure.

Notes: Starting with 3Q22 through 2Q23, the Net loss rate was impacted by the transition of our credit card processing services in June 2022. As well, beginning in 2024, we revised the calculation of average balances to more closely align with industry practice by incorporating an average daily balance. Prior to 2024, average balances represent the average balance at the beginning and end of each month, averaged over the periods indicated.

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10©2024 Bread Financial 2024 financial outlook Our outlook assumes no impact from the CFPB late fee rule given uncertainty surrounding the timing and outcome of ongoing litigation.(1) Full year 2023 actuals Full year 2024 outlook Commentary Average loans 2023: $18,216 million Down low single digits • Based on our current economic outlook, strategic credit tightening actions, higher gross credit losses, and visibility into our pipeline, we expect 2024 average credit card and other loans to be down low single digits relative to 2023. Revenue (excl. gain on sale)(2) 2023: $4,059 million Down low to mid-single digits • Net interest margin is expected to be lower than the 2023 full year rate as a result of higher reversals of interest and fees due to higher gross credit losses, a continued shift in product mix to co-brand, proprietary, and installment lending products, as well as anticipated interest rate reductions by the Federal Reserve. • Revenue guidance excludes portfolio sale gains. Adjusted total non-interest expenses(2) 2023: $2,092 million Down mid-single digits • We expect adjusted total expenses, which excludes from the 2024 results, the $96 million pre-tax impact from our repurchased convertible notes, to be down mid-single digits relative to 2023. • We continue to strategically invest in technology modernization, marketing, and product innovation to drive growth and efficiencies. Net loss rate 2023: 7.5% Low 8% range • Our outlook is inclusive of continued inflationary pressure on consumers’ ability to pay, our credit management actions, and expected slower loan growth. Assumes a gradual modest improvement in economic conditions. (1) A preliminary injunction has been granted in the lawsuit challenging the CFPB's final late fee rule. We cannot provide any assurance regarding the outcome of this or any other litigation relating to the rule. See "Forward-Looking Statements" included elsewhere in this presentation. (2) Revenue (excl. gain on sale) and Adjusted total non-interest expenses are Non-GAAP Financial Measures. We are unable to provide a quantitative reconciliation of the forward-looking 2024 financial outlook for these Non-GAAP Financial Measures to their most directly comparable forward-looking GAAP measures as we cannot reliably predict all of the necessary components of such forward-looking GAAP measures without unreasonable effort.

11©2024 Bread Financial Appendix © 2 0 2 2 B r e a d F i n a n c i a l | C o n f i d e n t i a l & P r o p r i e t a r y 1 1

Total non-interest expenses

Continuing operations

3Q24 vs. 3Q23 change in non-interest expenses

($ in millions)



Employee comp. and benefits: $18 9%
Card and processing: -26% $(27)
Info. processing and comm.: —% $—
Marketing: 5% $2
Depreciation and amortization: $(1) -7%
Other: $80 142%

Total non-interest expenses increased 14% versus 3Q23

- Employee compensation and benefits increased due to higher incentive compensation, partially offset by ongoing strategic adjustments in customer care staffing, as well as a reduction in demand-based outsourced and contract labor.
- Card and processing expenses decreased due primarily to lower fraud losses, as well as reduced volume-related card and statement costs.
- Other expenses increased due to the $96 million pre-tax impact from our repurchased convertible notes.

Total non-interest expenses excluding impact from repurchased Convertible Notes[1]

($ in millions)



$502
-5%
$478
$1,576
-9%
$1,429
3Q23
3Q24
YTD '23
YTD '24

Efficiency ratio excluding gain on portfolio sale and impact from repurchased Convertible Notes[2]



49%
+19 bps
49%
52%
-260 bps
49%
3Q23
3Q24
YTD '23
YTD '24

bread financial.

(1) Represents a Non-GAAP financial measure. See "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures".
(2) Efficiency ratio represents Total non-interest expenses divided by Total net interest and non-interest income. Portfolio sale gains and the impact from repurchased Convertible Notes are removed to allow for more accurate comparisons.

©2024 Bread Financial

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13

Summary financial highlights

Continuing operations

($ in millions)	3Q24	3Q23	3Q24 vs 3Q23	2Q24	3Q24 vs 2Q24	YTD '24	YTD '23	YTD '24 vs YTD '23
Credit sales	$ 6,464	$ 6,668	(3%)	$ 6,570	(2%)	$ 19,064	$ 21,098	(10%)
Average credit card and other loans	$ 17,766	$ 17,540	1%	$ 17,872	(1%)	$ 18,060	$ 18,199	(1%)
End-of-period credit card and other loans	$ 17,933	$ 17,922	—%	$ 17,743	1%	$ 17,933	$ 17,922	—%
End-of-period direct-to-consumer deposits	$ 7,483	$ 6,098	23%	$ 7,193	4%	$ 7,483	$ 6,098	23%
Return on average assets[1]	0.1%	3.2%	(3.1%)	2.4%	(2.3%)	1.6%	4.1%	(2.5%)
Return on average equity[2]	0.4%	24.8%	(24.4%)	16.7%	(16.3%)	11.3%	34.5%	(23.2%)
Return on average tangible common equity[3]	0.5%	34.3%	(33.8%)	21.8%	(21.3%)	14.8%	48.9%	(34.1%)
Net interest margin[4]	18.8%	20.6%	(1.8%)	18.0%	0.8%	18.5%	19.4%	(0.9%)
Loan yield[5]	27.4%	28.6%	(1.2%)	26.4%	1.0%	27.0%	27.1%	(0.1%)
Efficiency ratio[6]	58.4%	48.7%	9.7%	49.9%	8.5%	52.3%	48.2%	4.1%
Double leverage ratio[7]	103.4%	127.4%	(24.0%)	110.1%	(6.7%)	103.4%	127.4%	(24.0%)
Common equity tier 1 capital ratio[8]	13.3%	12.9%	0.4%	13.8%	(0.5%)	13.3%	12.9%	0.4%
Total risk-based capital ratio[9]	14.6%	14.2%	0.4%	15.1%	(0.5%)	14.6%	14.2%	0.4%
Total risk-weighted assets[10]	$ 19,010	$ 18,730	1%	$ 18,859	1%	$ 19,010	$ 18,730	1%
Tangible common equity / tangible assets ratio[11]	11.2%	10.0%	1.2%	11.3%	(0.1%)	11.2%	10.0%	1.2%
Tangible book value per common share[12]	$ 47.48	$ 42.45	12%	$ 48.89	(3%)	$ 47.48	$ 42.45	12%
Payment rate[13]	14.0%	14.4%	(0.4%)	14.4%	(0.4%)	14.0%	14.4%	(0.4%)
Delinquency rate	6.4%	6.3%	0.1%	6.0%	0.4%	6.4%	6.3%	0.1%
Net loss rate	7.8%	6.9%	0.9%	8.6%	(0.8%)	8.3%	7.3%	1.0%
Reserve rate	12.2%	12.3%	(0.1%)	12.2%	—%	12.2%	12.3%	(0.1%)

The terms associated with footnotes (1) through (13) are defined on the Definition of Terms slide in the Appendix.

Note: Starting with 3Q22 through 2Q23, the Net loss rate was impacted by the transition of our credit card processing services in June 2022.

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©2024 Bread Financial
14

Summary financial highlights – trending

Continuing operations

($ in millions)	3Q22	4Q22	1Q23	2Q23	3Q23	4Q23	1Q24	2Q24	3Q24	YTD '23	YTD '24
Credit sales	$ 7,689	$ 10,166	$ 7,373	$ 7,057	$ 6,668	$ 7,802	$ 6,030	$ 6,570	$ 6,464	$ 21,098	$ 19,064
Year-over-year change	*4%*	*16%*	*7%*	*(13%)*	*(13%)*	*(23%)*	*(18%)*	*(7%)*	*(3%)*	*(7%)*	*(10%)*
Average credit card and other loans	$ 17,598	$ 19,820	$ 19,405	$ 17,652	$ 17,540	$ 18,267	$ 18,546	$ 17,872	$ 17,766	$ 18,199	$ 18,060
Year-over-year change	*14%*	*23%*	*17%*	*4%*	*—%*	*(8%)*	*(4%)*	*1%*	*1%*	*7%*	*(1%)*
End-of-period credit card and other loans	$ 18,126	$ 21,365	$ 18,060	$ 17,962	$ 17,922	$ 19,333	$ 18,185	$ 17,743	$ 17,933	$ 17,922	$ 17,933
Year-over-year change	*16%*	*23%*	*7%*	*1%*	*(1%)*	*(10%)*	*1%*	*(1%)*	*—%*	*(1%)*	*—%*
End-of-period direct-to-consumer deposits	$ 5,176	$ 5,466	$ 5,630	$ 5,993	$ 6,098	$ 6,454	$ 6,984	$ 7,193	$ 7,483	$ 6,098	$ 7,483
Year-over-year change	*70%*	*72%*	*58%*	*43%*	*18%*	*18%*	*24%*	*20%*	*23%*	*18%*	*23%*
Return on average assets[1]	2.4%	(2.2%)	7.7%	1.2%	3.2%	0.8%	2.4%	2.4%	0.1%	4.1%	1.6%
Return on average equity[2]	22.8%	(23.3%)	73.0%	9.4%	24.8%	6.2%	17.5%	16.7%	0.4%	34.5%	11.3%
Return on average tangible common equity[3]	32.3%	(35.5%)	107.0%	13.2%	34.3%	8.5%	23.1%	21.8%	0.5%	48.9%	14.8%
Net interest margin[4]	19.9%	19.1%	19.0%	18.7%	20.6%	19.6%	18.7%	18.0%	18.8%	19.4%	18.5%
Loan yield[5]	27.2%	26.0%	26.6%	26.1%	28.6%	27.7%	27.0%	26.4%	27.4%	27.1%	27.0%
Efficiency ratio[6]	49.7%	53.1%	42.2%	55.7%	48.7%	50.8%	48.6%	49.9%	58.4%	48.2%	52.3%
Double leverage ratio[7]	182.4%	183.6%	158.6%	141.4%	127.4%	123.9%	118.0%	110.1%	103.4%	127.4%	103.4%
Common equity tier 1 capital ratio[8]	11.5%	8.7%	11.8%	12.1%	12.9%	12.2%	12.6%	13.8%	13.3%	12.9%	13.3%
Total risk-based capital ratio[9]	12.9%	10.1%	13.2%	13.4%	14.2%	13.6%	14.0%	15.1%	14.6%	14.2%	14.6%
Total risk-weighted assets[10]	$ 18,830	$ 22,065	$ 18,893	$ 18,745	$ 18,730	$ 20,140	$ 19,344	$ 18,859	$ 19,010	$ 18,730	$ 19,010
Tangible common equity / tangible assets ratio[11]	8.0%	6.0%	9.1%	9.4%	10.0%	9.6%	10.6%	11.3%	11.2%	10.0%	11.2%
Tangible book value per common share[12]	$ 34.30	$ 29.42	$ 38.44	$ 38.99	$ 42.45	$ 43.70	$ 45.96	$ 48.89	$ 47.48	$ 42.45	$ 47.48
Payment rate[13]	15.5%	16.4%	15.6%	15.0%	14.4%	14.5%	14.8%	14.4%	14.0%	14.4%	14.0%
Delinquency rate	5.7%	5.5%	5.7%	5.5%	6.3%	6.5%	6.2%	6.0%	6.4%	6.3%	6.4%
Net loss rate	5.0%	6.3%	7.0%	8.0%	6.9%	8.0%	8.5%	8.6%	7.8%	7.3%	8.3%
Reserve rate	11.4%	11.5%	12.3%	12.3%	12.3%	12.0%	12.4%	12.2%	12.2%	12.3%	12.2%

The terms associated with footnotes (1) through (13) are defined on the Definition of Terms slide in the Appendix.
Note: Starting with 3Q22 through 2Q23, the Net loss rate was impacted by the transition of our credit card processing services in June 2022.

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©2024 Bread Financial
15

Summary P&L results – trending

Continuing operations

($ in millions)	3Q22	4Q22	1Q23	2Q23	3Q23	4Q23	1Q24	2Q24	3Q24	YTD '23	YTD '24
Total interest income	$ 1,218	$ 1,325	$ 1,335	$ 1,197	$ 1,301	$ 1,312	$ 1,300	$ 1,228	$ 1,277	$ 3,832	$ 3,806
Total interest expense	133	195	218	205	219	237	248	241	240	641	729
Net interest income	**1,085**	**1,130**	**1,117**	**992**	**1,082**	**1,075**	**1,052**	**987**	**1,037**	**3,191**	**3,077**
Total non-interest income	(106)	(97)	172	(40)	(51)	(58)	(61)	(48)	(54)	82	(164)
Revenue	**979**	**1,033**	**1,289**	**952**	**1,031**	**1,017**	**991**	**939**	**983**	**3,273**	**2,913**
Net principal losses	218	312	342	351	304	367	394	382	347	998	1,122
Reserve build (release)	86	380	(235)	(15)	—	115	(73)	(92)	22	(251)	(142)
Provision for credit losses	**304**	**692**	**107**	**336**	**304**	**482**	**321**	**290**	**369**	**747**	**980**
Total non-interest expenses	486	548	544	530	502	516	482	469	574	1,576	1,525
Income (loss) before income taxes	**189**	**(207)**	**638**	**86**	**225**	**19**	**188**	**180**	**40**	**950**	**408**
Provision for income taxes	55	(73)	183	22	52	(26)	53	47	37	257	136
Net income (loss)	**$ 134**	**$ (134)**	**$ 455**	**$ 64**	**$ 173**	**$ 45**	**$ 135**	**$ 133**	**$ 3**	**$ 693**	**$ 272**
Adjusted net income (loss)[(1)]	$ 134	$ (134)	$ 455	$ 64	$ 173	$ 45	$ 135	$ 133	$ 94	$ 693	$ 363
Pretax pre-provision earnings (PPNR)*	**$ 493**	**$ 485**	**$ 745**	**$ 422**	**$ 529**	**$ 501**	**$ 509**	**$ 470**	**$ 409**	**$ 1,697**	**$ 1,388**
Less: Gain on portfolio sale	—	—	(230)	—	—	—	—	(5)	(4)	(230)	(9)
Add: Impact from repurchased Convertible Notes	—	—	—	—	—	—	—	—	96	—	96
PPNR excluding gain on portfolio sale and impact from repurchased Convertible Notes*	**$ 493**	**$ 485**	**$ 515**	**$ 422**	**$ 529**	**$ 501**	**$ 509**	**$ 465**	**$ 501**	**$ 1,467**	**$ 1,475**

(1) Represents a Non-GAAP financial measure. See "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures".

** PPNR and PPNR excluding gain on portfolio sale and impact from repurchased Convertible Notes are Non-GAAP financial measures. See "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures".*

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Net interest margin

($ in millions)	3Q24			YTD '24		
	Average balance	Interest income / expense	Average yield / rate	Average balance	Interest income / expense	Average yield / rate
Cash and investment securities	$ 4,208	$ 53	5.1%	$ 4,174	$ 161	5.1%
Credit card and other loans	17,766	1,224	27.4%	18,060	3,645	27.0%
Total interest-earning assets	**21,974**	**1,277**	**23.1%**	**22,234**	**3,806**	**22.9%**
Direct-to-consumer (Retail)	7,293	91	4.9%	7,042	259	4.9%
Wholesale deposits	5,556	62	4.5%	6,116	202	4.4%
Interest-bearing deposits	**12,849**	**153**	**4.7%**	**13,158**	**461**	**4.7%**
Secured borrowings	3,477	57	6.5%	3,522	178	6.8%
Unsecured borrowings	1,282	30	9.2%	1,317	90	9.1%
Interest-bearing borrowings	**4,759**	**87**	**7.3%**	**4,839**	**268**	**7.4%**
Total interest-bearing liabilities	**$ 17,608**	**$ 240**	**5.4%**	**$ 17,997**	**$ 729**	**5.4%**
Net interest income		**$ 1,037**			**$ 3,077**	
Net interest margin*		**18.8%**			**18.5%**	

** Net interest margin represents annualized Net interest income divided by average Total interest-earning assets.*

Note: Beginning in 2024, we revised the calculation of average balances to more closely align with industry practice by incorporating an average daily balance. Prior to 2024, average balances represent the average balance at the beginning and end of each month, averaged over the periods indicated.

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Capital and liquidity

As of September 30, 2024:

- Total company liquidity of $7.6 billion, including all undrawn credit facilities and conduits at the banks; parent liquidity of $1.1 billion consisting of cash plus revolver capacity
- Total company common equity tier 1 capital ratio of 13.3%, up 40 basis points versus a year ago
- Banks remain well capitalized on a total risk-based capital basis, well above the 10% Well Capitalized threshold
- Prudent interest rate management with no held-to-maturity securities

($ in millions)	3Q22	4Q22	1Q23	2Q23	3Q23	4Q23	1Q24	2Q24	3Q24	Rolling 4 quarter avg.
Total company										
Common equity tier 1 capital ratio[1]	11.5%	8.7%	11.8%	12.1%	12.9%	12.2%	12.6%	13.8%	13.3%	13.0%
Total risk-based capital ratio[2]	12.9%	10.1%	13.2%	13.4%	14.2%	13.6%	14.0%	15.1%	14.6%	14.3%
Total risk-weighted assets[3]	$ 18,830	$ 22,065	$ 18,893	$ 18,745	$ 18,730	$ 20,140	$ 19,344	$ 18,859	$ 19,010	$ 19,338
Tangible common equity / tangible assets ratio[4]	8.0%	6.0%	9.1%	9.4%	10.0%	9.6%	10.6%	11.3%	11.2%	10.7%
Tangible common equity + credit reserve rate[5]	20.9%	18.4%	23.0%	23.2%	24.0%	23.2%	24.9%	25.9%	25.4%	24.8%
Comenity Bank										
Common equity tier 1 capital ratio[1]	20.7%	18.4%	18.3%	18.8%	20.3%	19.7%	18.2%	18.0%	17.4%	18.4%
Total risk-based capital ratio[2]	22.0%	19.7%	19.7%	20.1%	21.6%	21.1%	19.6%	19.4%	18.8%	19.7%
Comenity Capital Bank										
Common equity tier 1 capital ratio[1]	18.4%	16.1%	21.7%	18.2%	18.5%	16.6%	17.5%	18.1%	16.0%	17.1%
Total risk-based capital ratio[2]	19.7%	17.5%	23.0%	19.6%	19.9%	18.0%	18.9%	19.5%	17.4%	18.4%

The terms associated with footnotes (1) through (5) are defined on the Definition of Terms slide in the Appendix.

Note: The Common equity tier 1 capital ratio and Total risk-based capital ratio include adjustments for the phase-in of the effect of the current expected credit loss (CECL) model on regulatory capital over a three-year period beginning in the first quarter of 2022, through 2024. 75%, 50% and 25% of the phase-in is included in 2024, 2023 and 2022, respectively. The effects of CECL on our regulatory capital will be fully phased-in beginning in the first quarter of 2025.

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19©2024 Bread Financial 6.0% 5.0% 5.1% 3.9% 4.4% 4.8% 5.6% 5.0% 6.3% 7.0% 8.0% 6.9% 8.0% 8.5% 8.6% 7.8% 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4.4% 3.8% 3.3% 3.8% 3.9% 4.1% 4.4% 5.7% 5.5% 5.7% 5.5% 6.3% 6.5% 6.2% 6.0% 6.4% 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 15-year low rate(1): 3.8% 15-year avg rate: ~6.0% 15-year avg rate: ~5.0% 15-year low rate: 3.3% Credit quality trends (2) Delinquency rates Net loss rates 15-year peak rate(1): 9.4% 15-year peak rate: 6.5% (1) Peak Net loss rate occurred in 2010. Low Net loss rate occurred in 2014. (2) The 2Q22 Net loss rate includes a 30 basis point increase from the effects of the purchase of previously written-off accounts that were sold to a third-party debt collection agency. Notes: Starting with 3Q22 through 2Q23, the Net loss rate was impacted by the transition of our credit card processing services in June 2022. As well, beginning in 2024, we revised the calculation of average balances to more closely align with industry practice by incorporating an average daily balance. Prior to 2024, average balances represent the average balance at the beginning and end of each month, averaged over the periods indicated.

20©2024 Bread Financial Definition of terms Note (1) Beginning in 2024, we revised the calculation of average balances to more closely align with industry practice by incorporating an average daily balance. Prior to 2024, average balances represent the average balance at the beginning and end of each month, averaged over the periods indicated. Summary financial highlights (1) Return on average assets: Return on average assets represents annualized Income from continuing operations divided by average Total assets. (2) Return on average equity: Return on average equity represents annualized Income from continuing operations divided by average Total stockholders’ equity. (3) Return on average tangible common equity: Return on average tangible common equity (ROTCE) represents annualized Income from continuing operations divided by average Tangible common equity. Tangible common equity (TCE) represents Total stockholders' equity reduced by Goodwill and intangible assets, net. ROTCE is a Non-GAAP financial measure. (4) Net interest margin: Net interest margin represents annualized Net interest income divided by average Total interest-earning assets. (5) Loan yield: Loan yield represents annualized Interest and fees on loans divided by Average credit card and other loans. (6) Efficiency ratio: Efficiency ratio represents Total non-interest expenses divided by Total net interest and non-interest income. (7) Double leverage: Double leverage ratio represents Parent Company investment in subsidiaries divided by BFH consolidated equity. (8) Common equity tier 1 capital ratio: Common equity tier 1 capital ratio represents tier 1 capital divided by total risk-weighted assets. In the calculation of tier 1 capital, we follow the Basel III Standardized Approach and therefore Total stockholders' equity has been reduced, primarily by Goodwill and intangible assets, net. (9) Total risk-based capital ratio: Total risk-based capital ratio represents total capital divided by total risk-weighted assets. In the calculation of total capital, we follow the Basel III Standardized Approach and therefore tier 1 capital has been increased by tier 2 capital, which for us is the allowable portion of the Allowance for credit losses. (10) Total risk-weighted assets: Total risk-weighted assets are generally measured by allocating assets, and specified off-balance sheet exposures, to various risk categories as defined by the Basel III Standardized Approach. (11) Tangible common equity/tangible assets ratio: Tangible common equity over tangible assets (TCE/TA) represents TCE divided by Tangible assets (TA), which is Total assets reduced by Goodwill and intangible assets, net. TCE/TA is a Non-GAAP financial measure. (12) Tangible book value per common share: Tangible book value per common share represents TCE divided by shares outstanding and is a Non-GAAP financial measure. (13) Payment rate: Payment rate represents consumer payments during the last month of the period, divided by the beginning-of-month Credit card and other loans, including held for sale in applicable periods. Continued on the following page

21©2024 Bread Financial Definition of terms Capital and liquidity (1) Common equity tier 1 capital ratio: Common equity tier 1 capital ratio represents tier 1 capital divided by total risk-weighted assets. In the calculation of tier 1 capital, we follow the Basel III Standardized Approach and therefore Total stockholders' equity has been reduced, primarily by Goodwill and intangible assets, net. (2) Total risk-based capital ratio: Total risk-based capital ratio represents total capital divided by total risk-weighted assets. In the calculation of total capital, we follow the Basel III Standardized Approach and therefore tier 1 capital has been increased by tier 2 capital, which for us is the allowable portion of the Allowance for credit losses. (3) Total risk-weighted assets: Total risk-weighted assets are generally measured by allocating assets, and specified off-balance sheet exposures, to various risk categories as defined by the Basel III Standardized Approach. (4) Tangible common equity/tangible assets ratio: Tangible common equity over tangible assets (TCE/TA) represents TCE divided by Tangible assets (TA), which is Total assets reduced by Goodwill and intangible assets, net. TCE/TA is a Non-GAAP financial measure. (5) Tangible common equity (TCE) + credit reserve rate: Tangible common equity + credit reserve rate represents the sum of TCE and Allowance for credit losses divided by End-of-period credit card and other loans. TCE is a non-GAAP financial measure.

22©2024 Bread Financial Forward-looking statements This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “project,” “plan,” “likely,” “may,” “should” or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding, and the guidance we give with respect to, our anticipated operating or financial results, future financial performance and outlook, future dividend declarations, and future economic conditions. We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that are difficult to predict and, in many cases, beyond our control. Accordingly, our actual results could differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. Factors that could cause the outcomes to differ materially include, but are not limited to, the following: macroeconomic conditions, including market conditions, inflation, higher interest rates, labor market conditions, recessionary pressures or a concern over a prolonged economic slowdown, and the related impact on consumer spending behavior, payments, debt levels, savings rates and other behavior; global political and public health events and conditions, including ongoing wars and military conflicts and natural disasters; future credit performance, including the level of future delinquency and write-off rates; the loss of, or reduction in demand from, significant brand partners or customers in the highly competitive markets in which we compete; the concentration of our business in U.S. consumer credit; inaccuracies in the models and estimates on which we rely, including the amount of our Allowance for credit losses and our credit risk management models; the inability to realize the intended benefits of acquisitions, dispositions and other strategic initiatives; our level of indebtedness and ability to access financial or capital markets; pending and future federal and state legislation, regulation, supervisory guidance, and regulatory and legal actions, including, but not limited to, those related to financial regulatory reform and consumer financial services practices, as well as any such actions with respect to late fees, interchange fees or other charges; impacts arising from or relating to the transition of our credit card processing services to third party service providers that we completed in 2022; failures or breaches in our operational or security systems, including as a result of cyberattacks, unanticipated impacts from technology modernization projects or otherwise; and any tax or other liability or adverse impacts arising out of or related to the spinoff of our former LoyaltyOne segment or the bankruptcy filings of Loyalty Ventures Inc. (LVI) and certain of its subsidiaries and subsequent litigation or other disputes. In addition, the Consumer Financial Protection Bureau (CFPB) has issued a final rule that, absent a successful legal challenge, will place significant limits on credit card late fees, which would have a significant impact on our business and results of operations for at least the short term and, depending on the effectiveness of the mitigating actions that we have taken or may in the future take in anticipation of, or in response to, the final rule, may potentially adversely impact us over the long term; we cannot provide any assurance as to the effective date of the rule, the result of any pending or future challenges or other litigation relating to the rule, or our ability to mitigate or offset the impact of the rule on our business and results of operations. The foregoing factors, along with other risks and uncertainties that could cause actual results to differ materially from those expressed or implied in forward-looking statements, are described in greater detail under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K. Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

23©2024 Bread Financial We prepare our audited Consolidated Financial Statements in accordance with accounting principles generally accepted in the United States of America (GAAP). However, certain information included herein constitutes Non-GAAP Financial Measures. Our calculations of Non-GAAP Financial Measures may differ from the calculations of similarly titled measures by other companies. In particular: • In August and again in September 2024, we entered into separate, privately negotiated repurchase agreements with a limited number of convertible note holders to repurchase a portion of our outstanding $316 million aggregate principal amount of 4.25% Convertible Senior Notes due 2028 (the Convertible Notes). From a GAAP perspective, we paid a premium to induce these repurchases which resulted in an impact to non-interest expenses. This aggregate $96 million impact is reflected in Total non-interest expenses, with a corresponding $5 million favorable tax impact, also reflected in Net income and consequentially our Earnings per diluted share. We have shown adjustments to these three financial statement line items, for total Company as well as for continuing operations, to exclude the impact from our repurchased Convertible Notes. We use Adjusted total non-interest expenses, Adjusted net income, and Adjusted earnings per diluted share to more clearly evaluate the ongoing operations of the Company. • Pretax pre-provision earnings (PPNR) represents Income from continuing operations before income taxes and the Provision for credit losses. PPNR excluding gain on portfolio sale and impact from repurchased Convertible Notes then excludes from PPNR the gain on any portfolio sale in the period, as well as the inducement expense from our repurchased Convertible Notes in the period. We use PPNR and PPNR excluding gain on portfolio sale and impact from repurchased Convertible Notes as metrics to evaluate our results of operations before income taxes, excluding the volatility that can occur within Provision for credit losses and the one-time nature of a gain on the sale of a portfolio and/or the impact from repurchased Convertible Notes. • Return on average tangible common equity (ROTCE) represents annualized Income from continuing operations divided by average Tangible common equity. Tangible common equity (TCE) represents Total stockholders' equity reduced by Goodwill and intangible assets, net. We use ROTCE as a metric to evaluate the Company's performance. • Tangible common equity over Tangible assets (TCE/TA) represents TCE divided by Tangible assets (TA), which is Total assets reduced by Goodwill and intangible assets, net. We use TCE/TA as a metric to evaluate the Company’s capital adequacy and estimate its ability to absorb losses. • Tangible book value per common share represents TCE divided by shares outstanding. We use Tangible book value per common share, a metric used across the industry, to estimate liquidation value. We believe the use of these Non-GAAP financial measures provide additional clarity in understanding our results of operations and trends. For a reconciliation of these Non-GAAP financial measures to the most directly comparable GAAP measures, please see the “Reconciliation of GAAP to Non-GAAP Financial Measures”. Non-GAAP Financial Measures

Reconciliation of GAAP to Non-GAAP Financial Measures

($ in millions, except per share amounts)	3Q22	4Q22	1Q23	2Q23	3Q23	4Q23	1Q24	2Q24	3Q24	YTD '23	YTD '24
Income (loss) from continuing operations, net of taxes	$ 134	$ (134)	$ 455	$ 64	$ 173	$ 45	$ 135	$ 133	$ 3	$ 693	$ 272
Income (loss) from discontinued operations, net of taxes	—	—	—	(16)	(2)	(2)	(1)	—	(1)	(18)	(2)
Net income (loss)	**$ 134**	**$ (134)**	**$ 455**	**$ 48**	**$ 171**	**$ 43**	**$ 134**	**$ 133**	**$ 2**	**$ 675**	**$ 270**
Impact from repurchased Convertible Notes	—	—	—	—	—	—	—	—	91	—	91
Adjusted net income (loss)	**$ 134**	**$ (134)**	**$ 455**	**$ 48**	**$ 171**	**$ 43**	**$ 134**	**$ 133**	**$ 93**	**$ 675**	**$ 361**
Adjusted income (loss) from continuing operations, net of taxes	$ 134	$ (134)	$ 455	$ 64	$ 173	$ 45	$ 135	$ 133	$ 94	$ 693	$ 363
Weighted average shares outstanding – diluted	49.9	50.0	50.1	50.3	50.1	49.6	49.7	50.2	51.0	50.2	50.3
Income (loss) from continuing operations per diluted share	$ 2.69	$ (2.68)	$ 9.08	$ 1.27	$ 3.46	$ 0.90	$ 2.73	$ 2.65	$ 0.06	$ 13.80	$ 5.40
Income (loss) from discontinued operations per diluted share	—	—	—	(0.32)	(0.04)	(0.03)	(0.03)	0.01	(0.01)	(0.36)	(0.03)
Net income (loss) per diluted share	**$ 2.69**	**$ (2.68)**	**$ 9.08**	**$ 0.95**	**$ 3.42**	**$ 0.87**	**$ 2.70**	**$ 2.66**	**$ 0.05**	**$ 13.44**	**$ 5.37**
Impact from repurchased Convertible Notes	—	—	—	—	—	—	—	—	1.78	—	1.80
Adjusted net income per diluted share	**$ 2.69**	**$ (2.68)**	**$ 9.08**	**$ 0.95**	**$ 3.42**	**$ 0.87**	**$ 2.70**	**$ 2.66**	**$ 1.83**	**$ 13.44**	**$ 7.17**
Adjusted income from continuing operations per diluted share	**$ 2.69**	**$ (2.68)**	**$ 9.08**	**$ 1.27**	**$ 3.46**	**$ 0.90**	**$ 2.73**	**$ 2.65**	**$ 1.84**	**$ 13.80**	**$ 7.20**
Adjusted total non-interest expenses											
Total non-interest expenses	$ 486	$ 548	$ 544	$ 530	$ 502	$ 516	$ 482	$ 469	574	$ 1,576	$ 1,525
Impact from repurchased Convertible Notes	—	—	—	—	—	—	—	—	96	—	96
Adjusted total non-interest expenses	**$ 486**	**$ 548**	**$ 544**	**$ 530**	**$ 502**	**$ 516**	**$ 482**	**$ 469**	**478**	**$ 1,576**	**$ 1,429**

Continued on the following page

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25©2024 Bread Financial ($ in millions) 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 YTD '23 YTD '24 Pretax pre-provision earnings (PPNR) Income (loss) before income taxes $ 189 $ (207) $ 638 $ 86 $ 225 $ 19 $ 188 $ 180 $ 40 $ 950 $ 408 Provision for credit losses 304 692 107 336 304 482 321 290 369 747 980 Pretax pre-provision earnings (PPNR) $ 493 $ 485 $ 745 $ 422 $ 529 $ 501 $ 509 $ 470 $ 409 $ 1,697 $ 1,388 Less: Gain on portfolio sale — — (230) — — — — (5) (4) (230) (9) Add: Impact from repurchased Convertible Notes — — — — — — — — 96 — 96 PPNR excluding gain on portfolio sale and impact from repurchased Convertible Notes $ 493 $ 485 $ 515 $ 422 $ 529 $ 501 $ 509 $ 465 $ 501 $ 1,467 $ 1,475 Average Tangible common equity Average Total stockholders’ equity $ 2,353 $ 2,306 $ 2,496 $ 2,731 $ 2,795 $ 2,866 $ 3,120 $ 3,202 $ 3,314 $ 2,674 $ 3,213 Less: average Goodwill and intangible assets, net (692) (793) (794) (785) (775) (766) (759) (750) (748) (785) (753) Average Tangible common equity $ 1,661 $ 1,513 $ 1,702 $ 1,946 $ 2,020 $ 2,100 $ 2,361 $ 2,452 $ 2,566 $ 1,889 $ 2,460 Tangible common equity (TCE) Total stockholders’ equity $ 2,399 $ 2,265 $ 2,716 $ 2,736 $ 2,864 $ 2,918 $ 3,032 $ 3,170 $ 3,112 $ 2,864 $ 3,112 Less: Goodwill and intangible assets, net (690) (799) (790) (780) (771) (762) (753) (744) (754) (771) (754) Tangible common equity (TCE) $ 1,709 $ 1,466 $ 1,926 $ 1,956 $ 2,093 $ 2,156 $ 2,279 $ 2,426 $ 2,358 $ 2,093 $ 2,358 Tangible assets (TA) Total assets $ 21,960 $ 25,407 $ 21,970 $ 21,609 $ 21,608 $ 23,141 $ 22,299 $ 22,144 $ 21,736 $ 21,608 $ 21,736 Less: Goodwill and intangible assets, net (690) (799) (790) (780) (771) (762) (753) (744) (754) (771) (754) Tangible assets (TA) $ 21,270 $ 24,608 $ 21,180 $ 20,829 $ 20,837 $ 22,379 $ 21,546 $ 21,400 $ 20,982 $ 20,837 $ 20,982 Reconciliation of GAAP to Non-GAAP Financial Measures